PFT (Putnam Funds Trust) Putnam Emerging Markets Income Fund Period ending 11/30/16

1.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule
A amended as of October 27, 2016    Incorporated by reference to
Post Effective Amendment No. 247 to the Registrants Registration
Statement filed on November 25, 2016.